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Exhibit 23.2

                 Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-83112) pertaining to the Independent Bankshares, Inc. Employee Stock Option/401(k) Plan of our report dated January 31, 1994, with respect to the 1993 consolidated financial statements of Independent Bankshares, Inc. incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1995.

                                   /s/ Ernst & Young LLP

Fort Worth, Texas
March 21, 1996